                                                                      EXHIBIT 21

                  SUBSIDIARIES OF INSITUFORM TECHNOLOGIES, INC.

      The following table sets forth certain information as of December 31, 2004 concerning the Company and its subsidiaries. Unless otherwise indicated, all securities of such subsidiaries are owned by the Company:

                                                                           % of
                                             Place of                     Voting
Name                                       Incorporation                Securities
----                                       -------------                ----------
Affholder, Inc.                            Missouri                        100
INA Acquisition Corp.                      Delaware                        100
Insituform Belgium NV                      Belgium                         100 (2)
Insituform France, S.A.                    France                         99.9 (1)
Insituform Holdings (UK) Limited           United Kingdom                  100 (1)
Insituform Linings Plc.                    United Kingdom                   75 (2)
Insituform (Netherlands) B.V.              Netherlands and Delaware        100 (1)
Insituform Rioolrenovatietechnieken B.V.   Netherlands                     100 (3)
Insituform Technologies Iberica SA         Spain                           100 (1)
Insituform Technologies Limited            Alberta, Canada                 100
Insituform Technologies Limited            United Kingdom                  100 (2)
Insituform Technologies USA, Inc.          Delaware                        100
Ka-Te Insituform AG                        Switzerland                     100
Kinsel Industries, Inc.                    Texas                           100
Video Injection S.A.                       France                         99.6 (1)

      Other subsidiaries of the Company are not named in the table above. Such unnamed subsidiaries considered in the aggregate or as a single subsidiary would not constitute a significant subsidiary.

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(1) Securities are owned by INA Acquisition Corp.

(2) Securities are owned by Insituform Holdings (UK) Limited.

(3) Securities are owned by Insituform (Netherlands) B.V.